UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2020

Zayo Group, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-169979	26-2012549
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1821 30th Street, Unit A, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed: (i) on May 8, 2019, Zayo Group Holdings, Inc. (“Holdings”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Front Range TopCo, Inc., a Delaware corporation (“Parent”), and Front Range BidCo, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“BidCo”), providing for the merger of BidCo with and into the Holdings (the “Merger”), with Holdings surviving the Merger as a wholly owned subsidiary of Parent; and (ii) on January 17, 2020, in connection with the Merger Agreement, BidCo commenced cash tender offers for any and all of the outstanding 6.00% Senior Notes due 2023 (the “2023 Notes”), 6.375% Senior Notes due 2025 (the “2025 Notes”) and 5.750% Senior Notes due 2027 (the “2027 Notes” and, together with the 2023 Notes and 2025 Notes, the “Notes”), each co-issued by Zayo Group, LLC and Zayo Capital, Inc. (together, the “Issuers”). In connection with the tender offers, BidCo solicited consents of holders of each series of Notes to authorize the elimination of substantially all of the restrictive covenants and certain reporting obligations, certain events of default and related provisions contained in the applicable indenture (collectively, the “Indentures”) governing such Notes (the “Proposed Amendments”).

On January 31, 2020, BidCo announced that the requisite consents had been received from holders of each series of the Notes to authorize the Proposed Amendments to the Indentures.

Also on January 31, 2020, the Issuers, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee under each of the Indentures, executed (i) a supplemental indenture with respect to the 2023 Notes (the “2023 Supplemental Indenture”), (ii) a supplemental indenture with respect to the 2025 Notes (the “2025 Supplemental Indenture”), and (iii) a supplemental indenture with respect to the 2027 Notes (collectively with the 2023 Supplemental Indenture and 2025 Supplemental Indenture, the “Supplemental Indentures”), in each case to effect the Proposed Amendments. The Proposed Amendments relating to each applicable series of Notes, however, will not become operative until BidCo has accepted for purchase Notes that have been validly tendered representing at least a majority of the aggregate principal amount of such series of Notes then outstanding pursuant to the applicable tender offer.

BidCo’s obligation to consummate the tender offers is subject to the satisfaction or waiver of certain conditions, including, among others, the substantially concurrent consummation of the Merger on the terms and conditions set forth in the Merger Agreement and the consummation of certain debt financing.

The foregoing description of the Supplemental Indentures is a summary and is qualified in its entirety by reference to the Supplemental Indentures, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3 and are incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

4.1

Eighth Supplemental Indenture, dated as of January 31, 2020, between Zayo Group, LLC and Zayo Capital, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2

Seventh Supplemental Indenture, dated as of January 31, 2020, between Zayo Group, LLC and Zayo Capital, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3

Fifth Supplemental Indenture, dated as of January 31, 2020, between Zayo Group, LLC and Zayo Capital, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zayo Group, LLC

	By:	/s/ Matt Steinfort
Matt Steinfort
Chief Financial Officer
DATED: January 31, 2020